UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

Stratus Properties Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 23, 2016, John G. Wenker resigned from the Board of Directors (Board) of Stratus Properties Inc. (Stratus). Mr. Wenker’s decision to resign did not involve any disagreement with Stratus, Stratus’ management or the Board. The Board wishes to thank Mr. Wenker for his service.

(d) On March 25, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed John C. Schweitzer to serve as a Class II director to fill the vacancy created by Mr. Wenker’s resignation. As a Class II director, Mr. Schweitzer will serve until Stratus’ 2018 annual meeting of stockholders or until his successor is duly elected and qualified.

There is no arrangement or understanding between Mr. Schweitzer and any other person pursuant to which Mr. Schweitzer was selected as a director and there are no transactions that would be reportable under Item 404(a) of Regulation S-K.

The Board now consists of six directors, five of whom are independent. The Board has appointed Mr. Schweitzer to serve as a member of each of the Audit Committee and Compensation Committee of the Board effective as of the date of Stratus’ 2016 annual meeting of stockholders.

Mr. Schweitzer will be eligible to receive the same compensation as Stratus’ other non-employee directors as described under “Director Compensation” in Stratus’ Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2015.

Item 8.01. Other Events.

Stratus issued a press release dated March 28, 2016 announcing the appointment of John C. Schweitzer to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report on Form 8-K is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer
(authorized signatory and Principal Financial Officer)

Date: March 28, 2016

Stratus Properties Inc.

Exhibit Index

Exhibit Number

99.1	Press Release dated March 28, 2016, titled “Stratus Properties Inc. Announces Appointment of John C. Schweitzer to its Board of Directors.”